EXHIBIT 99.1

PRESSRELEASE

                                                            www.caldive.com

Cal Dive International, Inc.  ·  400 N. Sam Houston Parkway E., Suite 400  ·  Houston, TX 77060-3500  ·  281-618-0400  ·  fax: 281-618-0505

For Immediate Release	05-025

	Contact:	Wade Pursell
Date: September 28, 2005	Title:	Chief Financial Officer

Cal Dive International Update Following Hurricane Rita
HOUSTON, TX — Cal Dive International, Inc. (Nasdaq: CDIS) announced today an update following the passage of Hurricane Rita.
Marine Contracting
All marine personnel, assets and operating bases came safely through the storm with most vessels remaining on hire. All operational vessels are now back to work and the first three of the recently acquired Torch assets are expected to be deployed early in October.
Oil and Gas Production
All offshore activities were suspended as of Thursday, September 22, 2005, with all operations personnel safely evacuated. Net daily production of approximately 100 million cubic feet of natural gas equivalent (MMcfe) (down from pre-Hurricane Katrina volumes of 110 MMcfe/day) was shut in.
Energy Resource Technology (ERT), our oil and gas production subsidiary, conducted flyovers of its properties after the hurricane which indicated that one producing platform has been significantly damaged and two non-producing platforms have been lost. Several other producing platforms sustained damage that appears to be repairable within the short term. The repair cost, net of insurance proceeds, is expected to be less than $10 million.
ERT estimates that daily production will be brought back on line according to the following time line, subject to the availability of third party pipelines:
      By 9/30                       50 MMcfe
      By 10/15                     65 MMcfe
      By 10/31                     85 MMcfe
      By 12/31                     100 MMcfe
Production Facilities
A flyover of the Marco Polo platform indicated no significant damage and an announcement is expected soon from the operator, concerning the resumption of production.
Owen Kratz, Chairman and Chief Executive Officer, stated, “Hurricanes Katrina and Rita have added meaningfully to the already robust demand for Marine Contracting services, offsetting impact on our Oil and Gas Production and Production Facility businesses.

“Based on this situation, we reaffirm our previously released earnings guidance of $2.80 to $3.20/share for 2005 and currently believe earnings will come in near the high end of that range. We will further refine this estimate in our third quarter earnings release scheduled for November 1, 2005.”
Cal Dive International, Inc., headquartered in Houston, Texas, is an energy service company which provides alternate solutions to the oil and gas industry worldwide for marginal field development, alternative development plans, field life extension and abandonment, with service lines including marine diving services, robotics, well operations, facilities ownership and oil and gas production.
This press release and attached presentation contain forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any projections of revenue, gross margin, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments, performance or industry rankings relating to services; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the performance of contracts by suppliers, customers and partners; employee management issues; complexities of global political and economic developments, and other risks described from time to time in our reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ending December 31, 2004. We assume no obligation and do not intend to update these forward-looking statements.